Exhibit 99.1
Accolade Announces Results for Fiscal Third Quarter 2024
SEATTLE, January 8, 2024 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal third quarter ended November 30, 2023.
“As we head into the new year, Accolade continues to define the future of how healthcare should be experienced in this country. Our unique combination of people and technology is creating a new model for improving health outcomes and helping our more than 10 million members live healthier lives. We are closing the physician gap, improving access to care, and leveraging AI and other innovations to make the system work better for our employer customers, their employees and their families. The results can be seen in our growing customer base and increasing revenues as we plan to deliver positive Adjusted EBITDA in the fourth quarter and next fiscal year,” said Rajeev Singh, Accolade Chairman of the Board of Directors and Chief Executive Officer.
Financial Highlights for Fiscal Third Quarter ended November 30, 2023

	Three months ended November 30,		% Change(2)
	2023	2022
	(in millions, except percentages)
GAAP Financial Data:
Revenue	$99.4	$90.9	9%
Net loss	$(21.1)	$(39.9)	47%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(4.6)	$(10.2)	55%
Adjusted Gross Profit	$46.0	$41.8	10%
Adjusted Gross Margin	46.3%	45.9%
(1)A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."
(2)Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.
Steve Barnes, Accolade Chief Financial Officer, commented, “Accolade exceeded both top and bottom line guidance this quarter as we continue to execute consistently across the business. On the strength of our new bookings and the utilization trends we are experiencing, we are raising our guidance for fiscal year 2024 and affirming our expectation for approximately 20% revenue growth and Adjusted EBITDA between 2% - 4% in fiscal year 2025.”

Financial Outlook
Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.
For the fiscal fourth quarter ending February 29, 2024, we expect:
•Revenue between $121.5 million and $125.5 million
•Adjusted EBITDA between $16 million and $20 million
For the fiscal year ending February 29, 2024, we expect:
•Revenue between $411 million and $415 million
•Adjusted EBITDA between $(6) million and $(10) million
For the fiscal year ending February 28, 2025, we are affirming preliminary revenue and Adjusted EBITDA guidance as follows:
•Revenue growth of approximately 20%
•Adjusted EBITDA between 2% and 4% of revenue
Accolade has not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and has not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.
Quarterly Conference Call Details
The company will host a conference call today, January 8, 2024 at 4:30 p.m. E.T. to discuss its financial results.
To Listen via Telephone: Pre-registration is required by the conference call operator. Please pre-register by clicking here (https://register.vevent.com/register/BI0aea659c422c4c259198c9c7e6313d1b). Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN.
To Listen via Internet: The conference call can be accessed via a live audio webcast that will be available online at http://ir.accolade.com.
Replay: A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at http://ir.accolade.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.
About Accolade, Inc.
Accolade (Nasdaq: ACCD) is a Personalized Healthcare company that provides millions of people and their families with exceptional healthcare experiences so they can live their healthiest lives. Accolade’s employer, health plan, and consumer solutions combine virtual primary care and mental health, expert medical opinion, and best-in-class care navigation. These offerings are built on a platform that is engineered to care through predictive engagement of population health needs, proactive care that improves outcomes and cost savings, and by addressing barriers to access and continuity of care. Accolade consistently receives consumer satisfaction ratings of over 90%. For more information, visit accolade.com. Follow us on LinkedIn, Twitter, Instagram and Facebook.
Investor Contact:
Todd Friedman, Investor Relations, IR@accolade.com
Media Contact:
Public Relations, Media@accolade.com
Source: Accolade

Financial Tables
Accolade, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except share and per share data)

	November 30, 2023	February 28, 2023
Assets
Current assets:
Cash and cash equivalents	$230,017	$321,083
Accounts receivable, net	23,195	23,435
Unbilled revenue	2,362	3,260
Current portion of deferred contract acquisition costs	4,462	4,022
Prepaid and other current assets	12,054	14,149
Total current assets	272,090	365,949
Property and equipment, net	19,223	14,763
Operating lease right-of-use assets	28,847	29,525
Goodwill	278,191	278,191
Intangible assets, net	174,548	203,202
Deferred contract acquisition costs	9,588	9,815
Other assets	2,984	1,624
Total assets	$785,471	$903,069
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,667	$10,155
Accrued expenses and other current liabilities	8,334	11,744
Accrued compensation	25,911	39,346
Due to customers	9,085	15,694
Current portion of deferred revenue	52,772	35,191
Current portion of operating lease liabilities	6,900	7,284
Total current liabilities	115,669	119,414
Loans payable, net of unamortized issuance costs	208,178	282,323
Operating lease liabilities	26,620	27,189
Other noncurrent liabilities	165	203
Deferred revenue	120	154
Total liabilities	350,752	429,283

Commitments and Contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 76,966,368 and 73,089,075 shares issued and outstanding at November 30, 2023 and February 28, 2023, respectively	8	7
Additional paid-in capital	1,481,303	1,428,073
Accumulated deficit	(1,046,592)	(954,294)
Total stockholders’ equity	434,719	473,786
Total liabilities and stockholders’ equity	$785,471	$903,069

Accolade, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three months ended November 30,		Nine months ended November 30,
	2023	2022	2023	2022
Revenue	$99,371	$90,946	$289,461	$264,117
Cost of revenue, excluding depreciation and amortization	54,518	50,412	164,038	147,857
Operating expenses:
Product and technology	23,468	24,254	74,969	77,265
Sales and marketing	26,230	25,023	75,339	75,573
General and administrative	15,474	20,037	47,813	61,295
Depreciation and amortization	11,400	11,602	33,858	34,749
Goodwill impairment	—	—	—	299,705
Total operating expenses	76,572	80,916	231,979	548,587
Loss from operations	(31,719)	(40,382)	(106,556)	(432,327)
Interest income (expense), net	1,705	386	4,340	(484)
Other income (expense)	9,281	201	10,424	21
Loss before income taxes	(20,733)	(39,795)	(91,792)	(432,790)
Income tax benefit (expense)	(331)	(77)	(506)	3,573
Net loss	$(21,064)	$(39,872)	$(92,298)	$(429,217)

Net loss per share, basic and diluted	$(0.28)	$(0.56)	$(1.24)	$(6.07)

Weighted-average common shares outstanding, basic and diluted	76,139,256	71,228,351	74,572,094	70,755,157
The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	Three months ended November 30,		Nine months ended November 30,
	2023	2022	2023	2022
Cost of revenue, excluding depreciation and amortization	$1,163	$1,247	$3,276	$3,645
Product and technology	7,807	5,930	22,416	19,045
Sales and marketing	3,321	4,513	11,023	12,772
General and administrative	3,353	6,216	8,933	19,347
Total stock-based compensation	$15,644	$17,906	$45,648	$54,809

Accolade, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Nine months ended November 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(92,298)	$(429,217)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Goodwill impairment	—	299,705
Depreciation and amortization expense	33,858	34,749
Amortization of deferred contract acquisition costs	4,012	2,592
Deferred income taxes	—	(3,859)
Noncash interest expense	1,236	1,251
Gain on repurchase of convertible notes	(9,268)	—
Stock-based compensation expense	45,648	54,809
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable and unbilled revenue	1,138	6,616
Accounts payable and accrued expenses	(133)	244
Deferred contract acquisition costs	(4,224)	(6,428)
Deferred revenue and due to customers	10,937	5,596
Accrued compensation	(13,433)	(3,722)
Other liabilities	(314)	2,030
Other assets	721	(2,512)
Net cash used in operating activities	(22,120)	(38,146)
Cash flows from investing activities:
Capitalized software development costs	(6,475)	(2,914)
Purchases of property and equipment	(3,900)	(1,901)
Net cash used in investing activities	(10,375)	(4,815)
Cash flows from financing activities:
Payments for repurchase of convertible notes	(65,808)	—
Payments for debt extinguishment costs	(355)	—
Proceeds from stock option exercises	4,013	1,646
Proceeds from employee stock purchase plan	3,579	2,927
Payment of contingent consideration for acquisition	—	(1,828)
Net cash provided (used) by financing activities	(58,571)	2,745
Net decrease in cash and cash equivalents	(91,066)	(40,216)
Cash and cash equivalents, beginning of period	321,083	365,853
Cash and cash equivalents, end of period	$230,017	$325,637
Supplemental cash flow information:
Interest paid	$1,590	$1,539
Fixed assets and capitalized software included in accounts payable	$40	$736
Other receivable related to stock option exercises	$1	$—
Income taxes paid	$325	$103

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation and severance costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) adjusted to exclude interest expense (income), net, income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, goodwill impairment, change in fair value of contingent consideration, severance costs, and other expense (income). Severance costs include severance payments related to the realignment of our resources. Other expense (income) includes debt extinguishment gain or loss and foreign exchange gain or loss. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	Three months ended November 30,		Nine months ended November 30,
	2023	2022	2023	2022
	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$99,371	$90,946	$289,461	$264,117
Less:
Cost of revenue, excluding depreciation and amortization	(54,518)	(50,412)	(164,038)	(147,857)
Gross profit, excluding depreciation and amortization	44,853	40,534	125,423	116,260
Add:
Stock‑based compensation, cost of revenue	1,163	1,247	3,276	3,645
Severance costs, cost of revenue	(38)	(1)	688	113
Adjusted Gross Profit	$45,978	$41,781	$129,387	$120,019
Gross margin, excluding depreciation and amortization	45.1%	44.6%	43.3%	44.0%
Adjusted Gross Margin	46.3%	45.9%	44.7%	45.4%
The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	Three months ended November 30,		Nine months ended November 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net loss	$(21,064)	$(39,872)	$(92,298)	$(429,217)
Adjusted for:
Interest expense (income), net	(1,705)	(386)	(4,340)	484
Income tax (benefit) expense	331	77	506	(3,573)
Depreciation and amortization	11,400	11,602	33,858	34,749
Stock‑based compensation	15,644	17,906	45,648	54,809
Acquisition and integration‑related costs(1)	208	439	187	439
Goodwill impairment	—	—	—	299,705
Severance costs(2)	(159)	213	891	3,288
Other expense (income)(3)	(9,281)	(201)	(10,424)	(21)
Adjusted EBITDA	$(4,626)	$(10,222)	$(25,972)	$(39,337)
(1)For the three and nine months ended November 30, 2023 and 2022, acquisition and integration-related costs represent expenses associated with litigation inherited through the PlushCare acquisition. Refer to Note 10 in our condensed consolidated financial statements for further details.
(2)Severance costs represent expenses associated with workforce realignment actions taken by management.
(3)For the three and nine months ended November 30, 2023, other expense (income) includes a gain on extinguishment of debt.